NYEMASTER, GOODE, VOIGTS, WEST,
                                HANSELL & O'BRIEN
                           A PROFESSIONAL CORPORATION
                         ATTORNEYS AND COUNSELORS AT LAW


   700 WALNUT, SUITE 1600                         1416 BUCKEYE AVENUE, SUITE 200
 DES MOINES, IOWA 50309-3899                             AMES, IOWA 50010-8070
      (515)283-3100                                       (515)233-3000

                           WRITER'S DIRECT DIAL NUMBER
                                  (515)283-3126
                            FACSIMILE: (515)283-3108

                        E-MAIL: GTSULLIVAN@NYEMASTER.COM
                              REPLY TO: DES MOINES

                                  EXHIBIT 5 AND
                                  EXHIBIT 23(c)

                                  June 3, 2002


Board of Directors
Ames National Corporation
405 Fifth Street
Ames, Iowa  50010

RE: Stock Purchase Plan

Ladies and Gentlemen:

We have acted as counsel for Ames National Corporation, an Iowa corporation (the "Company"), in connection with the proposed sale of an aggregate of 98,000 shares of the Company's common stock, par value $5.00 per share (the "Shares"), pursuant to the Company's Stock Purchase Plan (the "Plan") and in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to registration of the Shares to be offered and sold under the Plan.

In rendering our opinion, we have examined and relied upon a copy of the Plan and the Registration Statement. We have also examined such records, documents and questions of law as we have considered relevant and necessary as a basis for this opinion.

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Based  on the  foregoing,  and  subject  to  the  following  qualifications  and limitations, it is our opinion that the Shares will be legally issued, fully paid and non-assessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Shares shall have been duly issued and sold in accordance with the terms of the Plan; and (iii) certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers of such Shares against payment of the agreed consideration therefor.

We are admitted to the Bar of the State of Iowa and express no opinion herein as to the laws of any other jurisdiction, including the laws of the United States of America. Except as expressly set forth herein, we express no opinion, and no opinion is implied or may be inferred, in connection with the Registration Statement or the issuance of the Shares. Without limiting the generality of the foregoing, we express no opinion with respect to the securities laws of the various states.

The undersigned law firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to the use of its name in the Registration Statement.

Very truly yours,

NYEMASTER, GOODE, VOIGTS, WEST, HANSELL & O'BRIEN


By:  /s/ Mark C. Dickinson
     --------------------------------------------
     Mark C. Dickinson

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